UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: May 2, 2013
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 358-8097
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On May 2, 2013 Sterling Financial Corporation (“Sterling”) and its principal operating subsidiary, Sterling Savings Bank (“Sterling Bank”) announced that they had entered into a definitive agreement to acquire Commerce National Bank (“CNB”) of Newport Beach, California (the “Transaction”).

Under the terms of the definitive agreement for the Transaction, Sterling will pay $15.10 in cash for each CNB common share, or approximately $40.2 million in the aggregate. In addition, CNB stock options and warrants will be settled for cash in the aggregate amount of approximately $2.7 million. The Transaction, which is subject to approval by the shareholders of CNB and applicable bank regulatory agencies, and other customary closing conditions, is expected to be completed during the third quarter of 2013. A copy of the press release issued by the Company concerning the transaction is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits:

99.1    Sterling Financial Corporation press release dated May 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

May 2, 2013	By: /s/ Patrick J. Rusnak

Date	Patrick J. Rusnak
Chief Financial Officer